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                ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY





                                                                       EXHIBIT 6





                                    November 10, 1997



Allmerica Financial Life Insurance and Annuity Company
440 Lincoln Street
Worcester, MA 01653

Gentlemen:

This opinion is furnished in connection with the filing by Allmerica Financial Life Insurance and Annuity Company of the post-effective amendment to the Registration Statement on Form S-6 of its flexible premium variable life insurance policies ("Policies") allocated to the Group VEL Account under the Securities Act of 1933. The Prospectuses included in the Post-Effective Amendment to the Registration Statement on Form S-6 describe the Policies.
I am familiar with and have provided actuarial advice concerning the preparation of the post-effective amendment to the Registration Statement, including exhibits.

In my professional opinion, the illustration of death benefits and cash values included in Appendix C of the prospectuses, based on the assumptions stated in the illustrations, are consistent with the provisions of the Policy. The rate structures of the Policies have not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear more favorable to a prospective purchaser of a Policy for a person age 30 or a person age 45 than to prospective purchasers of Policies for people at other ages or underwriting classes. I am also of the opinion that the aggregate fees and charges under the Policies are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by the Company

I hereby consent to the use of this opinion as an exhibit to the amendment of the Registration Statement.

                                            Sincerely,

                                            /s/  William M. Mawdsley

                                            William M. Mawdsley, FSA, MAAA
                                            Vice President and Actuary